CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

                  We hereby consent to the use of our opinion letter dated September 22, 1998 to the Board of Directors of United National Bancorp, included as Appendix D to the Joint Proxy Statement/Prospectus which forms part of the Registration Statement on Form S-4/A relating to the proposed merger of United National Bancorp and Raritan Bancorp, Inc. and to the references to such opinion therein.

                  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                               KEEFE, BRUYETTE & WOODS, INC.




                                                      JOSEPH H. MOELLER
                                            By:_____________________________
                                                Name:    Joseph H. Moeller
                                                Title:   Vice President
                                                Dated:   February 3, 1999